EXHIBIT (H)(3)

                                                                  EXECUTION COPY
                               SECOND ADDENDUM TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT


     ADDENDUM, entered into this 1st day of January, 2004 by and among and CDC NVEST COMPANIES TRUST I ("COMPANIES TRUST") and CDC NVEST FUNDS TRUST I, CDC NVEST FUNDS TRUST II, CDC NVEST FUNDS TRUST III, CDC NVEST FUNDS CASH MANAGEMENT TRUST, (collectively "CDC NVEST TRUSTS") and LOOMIS SAYLES FUNDS I, LOOMIS SAYLES FUNDS II (collectively "LOOMIS TRUSTS" and together with Companies Trust and CDC Nvest Trusts, the "FUNDS") and CDC IXIS ASSET MANAGEMENT SERVICES, INC. (the "TRANSFER AGENT").

     WHEREAS, Companies Trust and Transfer Agent are parties to a Transfer Agency and Service Agreement dated as of September 1, 2000, ("COMPANIES TRUST AGREEMENT") pursuant to which the Transfer Agent acts as transfer agent, disbursing agent, and agent in connection with certain other activities on behalf of Companies Trust;

     WHEREAS, CDC Nvest Trusts and Transfer Agent are parties to a Transfer Agency and Service Agreement dated as of November 1, 1999, ("CDC NVEST TRUST AGREEMENT") pursuant to which the Transfer Agent acts as transfer agent, disbursing agent, and agent in connection with certain other activities on behalf of the CDC Nvest Trusts;

     WHEREAS, Each of the Loomis Trusts and Transfer Agent are parties to a separate Transfer Agency and Service Agreement, each dated as of February 1, 2003, (collectively, "LOOMIS TRUST AGREEMENTS", together with Companies Trust Agreement and CDC Nvest Trust Agreement, "AGREEMENTS") pursuant to which the Transfer Agent acts as transfer agent, disbursing agent, and agent in connection with certain other activities on behalf of the Loomis Trusts;

     WHEREAS, the Funds are authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets (each such series, together with all other series subsequently established by the Funds and made subject to the Agreements in accordance with
Section 17 of the Agreements and in accordance with terms thereof, being hereinafter referred to as a "PORTFOLIO," and collectively as the "Portfolios");

     WHEREAS, the Funds and the Transfer Agent desire to amend SCHEDULE A of each Agreement to reflect changes in Portfolios;

     WHEREAS, the Funds and the Transfer Agent desire to amend SCHEDULE B of each Agreement to reflect changes in the services to be provided by the Transfer Agent; and

     WHEREAS, the Funds, on behalf of the Portfolios, and the Transfer Agent desire to amend Schedule 3.1 of the Agreements to reflect changes in fees.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreements, pursuant to the terms thereof, as follows:

     1. TERMS. Capitalized terms used, but not defined, herein shall have the meanings given to them in the Agreements.


     2. FUNDS. SCHEDULE A of the Companies Trust Agreement is deleted in its entirety and replaced with SCHEDULE A - COMPANIES TRUST attached hereto. SCHEDULE A of the CDC Nvest Trust Agreement is deleted in its entirety and replaced with SCHEDULE A - CDC NVEST TRUSTS attached hereto. SCHEDULE A of each Loomis Trust Agreement is deleted in its entirety and replaced with SCHEDULE A - LOOMIS TRUSTS attached hereto.

     3. SERVICES FOR SIMPLE IRA RECORD KEEPING. SCHEDULE B of the Companies Trust Agreement is amended in part to include the SIMPLE IRA Record Keeping Services set forth in SCHEDULE B attached hereto. SCHEDULE B of the CDC Nvest Trust Agreement is amended in part to include the SIMPLE IRA Record Keeping Services set forth in SCHEDULE B attached hereto. SCHEDULE B of each Loomis Trust Agreement is amended in part to include the SIMPLE IRA Record Keeping Services set forth in SCHEDULE B attached hereto.

     4. CHANGE IN FEES. Schedule 3.1 of the Agreements is deleted in its entirety and replaced with the Schedule 3.1 attached hereto.

5. MISCELLANEOUS. This Second Addendum may be executed in any number of counterparts, each of which shall be considered an original, but all of which shall together constitute one and the same instrument. All section headings in this Second Addendum are solely for convenience of reference, and do not affect the meaning or interpretation of this Second Addendum. This Second Addendum shall have the effect of amending the Agreements but solely as to the matters set forth herein. All provisions of the Agreements not deleted, amended or otherwise modified herein shall remain in full force and effect. In the event of any inconsistency between this Second Addendum and the Agreements, this Second Addendum shall control.


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                                       2

     IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.


CDC IXIS ASSET MANAGEMENT SERVICES,
INC.

By:
      ---------------------------------------------
Name:    CHRISTOPHER L. WILSON
      ---------------------------------------------
Title:   PRESIDENT
      ---------------------------------------------



CDC NVEST FUNDS TRUST I
CDC NVEST FUNDS TRUST II
CDC NVEST FUNDS TRUST III
CDC NVEST COMPANIES TRUST I
CDC NVEST CASH MANAGEMENT TRUST
LOOMIS SAYLES FUNDS II

By:
      ---------------------------------------------
Name:    JOHN T. HAILER
      ---------------------------------------------
Title:   PRESIDENT
      ---------------------------------------------



LOOMIS SAYLES FUNDS I

By:
     ----------------------------------------------
Name:    JOHN T. HAILER
      ---------------------------------------------
Title:  EXECUTIVE VICE PRESIDENT
      ---------------------------------------------

                          SCHEDULE A - CDC NVEST TRUSTS

--------------------------------------------------------------------------------
CDC NVEST FUNDS TRUST I
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CDC NVEST STAR ADVISERS FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CDC NVEST STAR GROWTH FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CDC NVEST STAR SMALL CAP FUND (NAME CHANGE EFFECTIVE 3/1/04, VAUGHAN NELSON SMALL CAP VALUE FUND)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CDC NVEST STAR VALUE FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CDC NVEST STAR INTERNATIONAL FUND (NAME CHANGE EFFECTIVE 3/1/04, HANSBERGER INTERNATIONAL FUND)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CGM ADVISOR TARGETED EQUITY FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES CORE PLUS BOND FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES GOVERNMENT SECURITIES FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
WESTPEAK CAPITAL GROWTH FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CDC NVEST FUNDS TRUST II
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
HARRIS ASSOCIATES GROWTH AND INCOME FUND (NAME CHANGE EFFECTIVE 3/1/04, HARRIS ASSOCIATES LARGE CAP VALUE)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES MASSACHUSETTS TAX FREE INCOME FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CDC NVEST FUNDS TRUST III
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
HARRIS ASSOCIATES FOCUSED VALUE FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CDC NVEST CASH MANAGEMENT TRUST
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CDC NVEST CASH MANAGEMENT TRUST - MONEY MARKET SERIES
--------------------------------------------------------------------------------

All  Portfolios  within  the CDC Nvest  Trusts are Load  Funds for  purposes  of
Schedule 3.1 Fees.

                          SCHEDULE A - COMPANIES TRUST

--------------------------------------------------------------------------------
CDC NVEST COMPANIES TRUST I
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AEW REAL ESTATE FUND
--------------------------------------------------------------------------------

All Portfolios  within  Companies  Trust are Load Funds for purposes of Schedule
3.1 Fees.

                           SCHEDULE A - LOOMIS TRUSTS

--------------------------------------------------------------------------------
LOOMIS SAYLES FUNDS I
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES BENCHMARK CORE FUND (3)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES BOND FUND (2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES CORE PLUS FIXED INCOME FUND (3)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES FIXED INCOME FUND (3)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES GLOBAL BOND FUND (2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES INSTITUTIONAL HIGH INCOME FUND  (3)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES INTERMEDIATE DURATION FIXED INCOME FUND (3)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES INVESTMENT GRADE FIXED INCOME FUND (3)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES MID CAP GROWTH FUND (3)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES SMALL CAP VALUE FUND (2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES SMALL COMPANY GROWTH FUND (3)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES US GOVERNMENT SECURITIES FUND (3)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES FUNDS II
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES AGGRESSIVE GROWTH FUND (2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES GROWTH FUND (1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES HIGH INCOME FUND (1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES INTERNATIONAL EQUITY FUND (1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES INVESTMENT GRADE BOND FUND* (1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES LIMITED TERM US GOVERNMENT FUND (1) (NAME CHANGE EFFECTIVE 2/1/04, LOOMIS SAYLES LIMITED TERM GOVERNMENT AND AGENCY FUND)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES MUNICIPAL INCOME FUND (1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES RESEARCH FUND (1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES SMALL CAP GROWTH FUND (2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES STRATEGIC INCOME FUND (1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES TAX-MANAGED EQUITY FUND (2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES VALUE FUND (2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES WORLDWIDE FUND (2)
--------------------------------------------------------------------------------

(1)      Load Funds for purposes of Schedule 3.1 Fees.
(2)      No-Load Funds for purposes of Schedule 3.1 Fees.
(3)      Institutional Funds for purposes of Schedule 3.1 Fees.

       *Addendum and Agreement do not include Class J shares of this Fund.

                 SCHEDULE B - SIMPLE IRA RECORD KEEPING SERVICES

     The Funds intend to be available as investment options to certain SIMPLE IRA plans ("SIMPLE IRAs") within the meaning of Section 408(p) of the Internal Revenue Code of 1986, as amended (the "Code") pursuant to which customers ("Employers") may adopt the SIMPLE IRAs for the benefit of individual employees ("Participants"). Participants may appoint State Street Bank and Trust Company ("State Street") as Custodian ("Custodian") of SIMPLE IRAs, the prototype of which is maintained by State Street using Internal Revenue Service ("IRS") Form 5304 SIMPLE for the Employer and IRS Form 5305-SA for the Participant. In connection therewith, the Transfer Agent shall perform the following record keeping services listed below. Transfer Agent intends to engage Boston Financial Data Services, Inc. and/or its affiliate ("Boston Financial") to perform certain of the SIMPLE IRA record keeping services to be provided by the Transfer Agent and enter into a separate SIMPLE IRA Record Keeping Services Agreement with Boston Financial to that effect, and the Funds hereby acknowledge the Transfer Agent's intent to so engage the Boston Financial.

1.   Plan Set-Up. Transfer Agent shall:

     (a) Establish the SIMPLE IRAs on appropriate systems based on the information submitted by the Employer on the plan application; and

     (b) Provide each Employer access to an Internet web-based software ("Plan Web") for the Employer to transmit payroll information for individual Participants or assist each Employer to use Automated Clearing House ("ACH") as the funding method for payrolls.

2.   Participant Set-Up. Transfer Agent shall:

     (a) Establish Participant accounts with Participant selected allocations submitted by the Participant on new account applications; and

     (b) Maintain individual Participant accounts, including beneficiary information provided by the Participant on the appropriate system in the name of the Custodian for the benefit of the individual Participants.

3.   Payroll Processing.

     (a) Using Plan Web, the Employer will provide Transfer Agent with the payroll information for each individual Participant, including amount of deferral, amount of match or qualified non-elective contribution, as applicable for each payroll period (hereinafter collectively referred to as "Contributions"). The Employer will also provide Transfer Agent with the total dollar amount of Contributions for each payroll period for all Participants in the SIMPLE IRAs. The Employer will simultaneously provide Transfer Agent with the monies to effectuate the Contributions requested; and

     (b)  Transfer Agent will reconcile payrolls on Plan Web.

4.   Processing  Transactions.   Transfer  Agent  shall  perform  the  following
     processing transactions:

     (a) Receive for acceptance and execute/process such instructions from the Employer for the Contributions to Participants' accounts. When Transfer Agent receives such instructions in good order (including receipt of appropriate monies), it will credit such Shares to the appropriate Participant account;

     (b) Receive for acceptance and execute/process such instructions from Participants for the contribution and distribution to and from Participants' accounts for the purchase and sale of Shares, as appropriate; record the appropriate number of Shares, as appropriate in the appropriate Participant account. When the Transfer Agent receives such purchase orders in good order (including receipt of the appropriate monies), it will credit such Shares to the appropriate Participant account;

     (c) At the appropriate time and when Transfer Agent receives monies paid with respect to any sale, credit such monies to the appropriate Participant account;

     (d) Effect exchanges of Shares, as appropriate, by the Participants upon receipt of appropriate instructions in good order;

     (e) Receive payments and information for dividends and distributions declared by the Funds in the form of an earnings roster and process/execute such in accordance with instructions for each Participant account;

     (f) Maintain records of accounts for and advise the Participants quarterly as to the foregoing;

     (g) Provide annual mailings to Participants who will be turning 70 1/2 with respect to required minimum distributions and establish such distributions based upon Participants' written instructions;

     (h) For exchanges and allocation changes of shares or monies, provide daily confirmations to Participants and maintain records thereof;

     (i) Provide Automated Voice Response Unit ("VRU") and Internet services for Participant inquiries and transactions; and

     (j) Upon receipt of data from the Employer with respect to termination of Participants' employment with Employers and the death of Participants, Transfer Agent will process such transactions and maintain such records for the data received.

5.   Reporting. Transfer Agent shall:

     (a) Process Federal tax withholding as requested by a Participant upon distribution of assets from a Participant's account;

     (b) Transmit to the IRS the tax dollar amounts withheld according to IRS prescribed formats or requirements;

     (c) Produce and mail annually Form 1099R to Participants reflecting distributed amounts and federal tax withholding;

     (d) Produce and mail annually Form 5498 to each Participant reflecting total contributions deposited to such Participant's account;

     (e)  Forward copies of all required forms to the IRS;

     (f)  Produce  and mail to  Participant's  address  of  record  a  quarterly
          statement  and  confirmation   statements   reflecting  the  financial
          activity of Participant's account;

     (g) Produce and mail to the Employer's address of record a quarterly report reflecting the financial activity of the SIMPLE IRA; and

     (h) Produce and mail to the Employer's address of record a confirmation report of any Contributions received for the Employer's SIMPLE IRA.


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                                       9

                                  SCHEDULE 3.1
                                      FEES

                           DATED AS OF JANUARY 1, 2004
                 ACCOUNT SERVICE FEES THROUGH DECEMBER 31, 2004

--------------------------------------------------------------------------------
LOAD FUNDS (CLASSES A, B AND C)
Each Portfolio/Class
         Equity Funds -- subject to the greater of the basis point fee listed below or the minimum aggregate fee for all load equity funds of $8,406,916
                  Average Daily Net Assets**                  Fee
                  up to $5.7 billion                          0.184%
                  between $5.7 billion and $10.7 billion      0.180%
                  in excess of $10.7 billion                  0.175%

         Fixed Income Funds -- subject to the greater of the basis point fee listed below or the minimum aggregate fee for all fixed income funds of $1,502,993
                  Average Daily Net Assets *                  Fee
                  up to $1.2 billion                          0.142%
                  between $1.2 billion and $6.2 billion       0.135%
                  in excess of $6.2 billion                   0.130%

         Money Market Fund -- subject to the greater of the basis point fee listed below or the minimum aggregate fee for the money market fund of $1,381,719
                  Average Daily Net Assets *                  Fee
                  up to $650 million                          0.239%
                  between $650 million and $5.65 billion      0.200%
                  in excess of $5.65 billion                  0.195%

NO-LOAD FUNDS; LOAD FUNDS CLASS Y
     No Load Retail Funds; Load Funds Class Y - subject to the greater of the basis point fee listed below or the minimum aggregate fee for all retail no-load funds and load funds class Y of $650,000 0.026% of Average Daily Net Assets *

INSTITUTIONAL FUNDS
     Institutional Funds - subject to the greater of the basis point fee listed below or the minimum aggregate fee for all institutional funds of $100,000 0.010% of Average Daily Net Assets *

--------------------------------------------------------------------------------

Fees are billable on a monthly basis for the average daily net assets during each month. Account service fees are the higher of the basis point fees or the portfolio/class minimum.

--------------------------------------------------------------------------------

MONTHLY MINIMUMS

--------------------------------------------------------------------------------
         Each Portfolio/Class
                  Equity Funds (Classes A, B and C)                    $1,500
                  Fixed Income Funds (Classes A, B and C)              $1,500
                  Money Market Funds (Classes A, B and C)              $1,500
                  No Load Retail Funds; Load Funds Class Y             $1,250
                  Institutional Funds                                  $1,000

--------------------------------------------------------------------------------

* For purposes of calculating average daily net assets each month, all funds offered by CDC IXIS Asset Management Distributors, L.P. for which there are exchange privileges among the funds are included by fund type (e.g., Equity, Fixed Income, Money Market) and sales channel (e.g. Load, No-Load (which includes Class Y) and Institutional, as identified on SCHEDULE A. However, the net assets subject to the monthly portfolio/class minimum shown above are excluded from the net assets subject to the basis point fee. As of the date hereof, Funds offered by CDC IXIS Asset Management Distributors, L.P. consists of all series within the CDC Nvest Funds Trust I, CDC Nvest Funds Trust II, CDC Nvest Funds Trust III, CDC Nvest Cash Management Trust, CDC Nvest Companies Trust I, Loomis Sayles Funds I, and Loomis Sayles Funds II (except for Class J of Loomis Sayles Investment Grade Bond).

--------------------------------------------------------------------------------
IRA CUSTODIAL FEES

 Annual Maintenance (payable by shareholders)                     $20.00/Account

--------------------------------------------------------------------------------
SMALL ACCOUNT FEES

 Annual Fee for below minimum accounts (payable by shareholders)  $20.00/Account

--------------------------------------------------------------------------------
OUT OF POCKET EXPENSES

Out-of-pocket expenses include, but are not limited to, confirmation statements, investor statements, postage, audio response, telephone, telecommunication and line charges, equipment (including imaging equipment and support), record storage, records retention, transcripts, microfilm, microfiche, disaster recovery capabilities, checks, forms (including year end forms), wire fees, mailing and tabulating proxies, sub-transfer agency fees including omnibus account fees and networking fees, costs associated with certain specialty products, systems, or services, as applicable (such as retirement plan recordkeeping, "Investor," "Voice," "FAN," and "Vision", electronic statements and electronic delivery initiatives), system conversion costs, and any other expenses incurred at the specific direction of the Fund.

Subject to each party's right to terminate this Agreement pursuant to Section 13 hereof, the Transfer Agent and the Fund agree that the fees set forth in this
Schedule 3.1 shall remain in effect until December 31, 2004. Upon the expiration of such period, the Transfer Agent and the Fund hereby agree to negotiate in good faith such changes to this Schedule as they may deem necessary.

CDC IXIS ASSET MANAGEMENT SERVICES,
INC.

By:
      ---------------------------------------------
Name:    CHRISTOPHER L. WILSON
      ---------------------------------------------
Title:   PRESIDENT
      ---------------------------------------------



CDC NVEST FUNDS TRUST I
CDC NVEST FUNDS TRUST II
CDC NVEST FUNDS TRUST III
CDC NVEST COMPANIES TRUST I
CDC NVEST CASH MANAGEMENT TRUST
LOOMIS SAYLES FUNDS II

By:
      ---------------------------------------------
Name:    JOHN T. HAILER
      ---------------------------------------------
Title:  PRESIDENT
      ---------------------------------------------



LOOMIS SAYLES FUNDS I

By:
      ---------------------------------------------
Name:    JOHN T. HAILER
      ---------------------------------------------
Title:  EXECUTIVE VICE PRESIDENT
      ---------------------------------------------